UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington D.C . 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		May 10, 2004

The McClatchy Company
(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Q Street, Sacramento, CA 95816
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code	(916) 321-1846

Item 5.	Other Events and Regulations FD Disclosure
On May 10, 2004, The McClatchy Company announced it entered into a five-year senior unsecured revolving credit facility, which provides borrowings of up to $500.0 million through a syndicate of banks.
Item 7.	Financial Statements and Exhibits
(c)	Exhibits
99.1	Text of press release issued by The McClatchy Company, dated May 10, 2004, and titled "McClatchy Completes Debt Refinancing."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto daily authorized.

Date: May 10, 2004		The McClatchy Company
	By	/s/ Patrick J. Talamantes
Patrick J. Talamantes Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Text of press release issued by The McClatchy Company, dated May 10, 2004, titled, "McClatchy Completes Debt Refinancing."